Telenav Reports First Quarter Fiscal 2014 Financial Results
Strategic growth revenue more than doubled year over year
Automotive revenue represented 45 percent of total revenue

Sunnyvale, Calif. - October 24, 2013 -Telenav®, Inc. (NASDAQ:TNAV), the leader in personalized navigation, today announced its financial results for the first quarter of fiscal 2014 ended September 30, 2013.
“In the first quarter, we are pleased to have exceeded our revenue and adjusted EBITDA guidance, and we are raising our revenue outlook for full fiscal year 2014,” said HP Jin, chairman, president and CEO of Telenav. “Revenue from our strategic growth areas more than doubled year over year, driven by continued momentum in our automotive business which accounted for 45 percent of total revenue. We continue to see growth in our mobile advertising business as we expand our mobile ad inventory, providing advertisers a single point of access to over 22 billion monthly location-enabled ad impressions.”

Financial Highlights

•	Revenue for the first quarter of fiscal year 2014 was $44.3 million, compared with $47.1 million in the fourth quarter of fiscal year 2013 and $42.5 million in the first quarter of fiscal year 2013.

•
Revenue from strategic growth areas (automotive, mobile advertising and premium mobile navigation services) for the first quarter of fiscal year 2014 was $23.4 million, compared with $24.8 million in the fourth quarter of fiscal year 2013 and $11.6 million in the first quarter of fiscal year 2013. Strategic growth revenue represented 53 percent of total revenue for the first quarter of fiscal year 2014, consistent with the fourth quarter of fiscal year 2013, and up 102 percent from the first quarter of fiscal year 2013. Automotive revenue was $19.9 million, or 45 percent of total revenue, for the first quarter of fiscal year 2014, compared with $21.6 million in the fourth quarter of fiscal year 2013, or 46 percent of total revenue, and $9.4 million in the first quarter of fiscal year 2013, or 22 percent of total revenue.

•
GAAP net income for the first quarter of fiscal year 2014 was $9,000, or breakeven per diluted share, compared with GAAP net loss of ($0.9) million, or ($0.02) per diluted share, in the fourth quarter of fiscal year 2013 and GAAP net income of $2.2 million, or $0.05 per diluted share, for the first quarter of fiscal year 2013.

•	Adjusted EBITDA for the first quarter of fiscal year 2014 was $3.9 million (GAAP net income (loss) adjusted for the add back of stock-based compensation expense, depreciation, amortization,

interest income, other expense, provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs, net of tax), compared with $4.2 million in the fourth quarter of fiscal year 2013 and $5.9 million in the first quarter of fiscal year 2013.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $181.5 million, and Telenav had no debt as of September 30, 2013. This represented cash, cash equivalents and short-term investments of $4.66 per share, based on approximately 39.0 million shares of outstanding common stock as of September 30, 2013.

Recent Business Highlights

•
In October 2013, real-time social meet up and ETA sharing features were added to Scout for Android. Users are now able to invite multiple people to meet at a specific location directly from the app. Scout will automatically provide navigation to each driver, either via Scout for Android or via Scout’s HTML5 browser-based GPS navigation service. While en route, Scout also shows a map on the same screen with real-time location and ETA information for each driver, eliminating the need to call or text friends to find out where they are.

•
In September 2013, Steve Coast, founder of OpenStreetMap (OSM), joined the company to lead its crowd-sourced mapping initiatives for Scout, beginning with the September launch of OSM on Scout’s HTML5 browser-based GPS navigation service. Coast joined Telenav from Microsoft, where he was a principal architect for Bing and responsible for adding satellite imagery to OSM.

•
In August 2013, Telenav also hired a new head of design, Lowell Goss, who will lead the company’s design and user experience team for the Scout mobile and automotive product lines. Goss joined Telenav from Amazon where he served as a director of user experience.

•
In August 2013, the app store ratings for Scout for iPhone and Scout for Android averaged 4.5 stars. Scout continues to rank in the top three in the free Navigation category on iTunes as well as in the top three on Google Play in the free Travel & Local category. On Google Play, Scout continues to rank higher than Google Maps, Waze, Yelp and other popular applications.

•
In the September quarter, Telenav was issued six patents in the US. These recently issued patents cover technology related to our automotive business, general navigation, driving safety and the use of ‘big data’ in generating routes. Telenav has a total of 32 patents issued in the US, 50 internationally, and 196 patent applications pending worldwide.

As previously announced, due to the sale of the Enterprise business that closed effective April 1, 2013, the results of operations of that business are presented as discontinued operations in Telenav’s income statement for all periods presented. All financial metrics reported exclude discontinued operations relating to the Enterprise business.

Business Outlook
For the second fiscal quarter ending December 31, 2013, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $35 to $37 million;

•	Revenue from strategic growth areas (automotive, mobile advertising and premium mobile navigation services) is expected to be 60 to 65 percent of total revenue;

•	Automotive revenue is expected to be approximately 50 percent of total revenue;

•	GAAP gross margin is expected to be 57 to 58 percent;

•
Non-GAAP gross margin is expected to be 59 to 60 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $1 million;

•	GAAP operating expenses are expected to be $28.5 to $29.5 million;

•	Non-GAAP operating expenses are expected to be $25.5 to $26.5 million, and represents GAAP operating expenses adjusted for the add back of approximately $3 million of stock-based compensation expense;

•	GAAP net loss is expected to be ($4.5) to ($5.5) million;

•	GAAP diluted net loss per share is expected to be ($0.11) to ($0.14);

•
Non-GAAP net loss is expected to be ($1.5) to ($2.5) million, and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $3 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.04) to ($0.07) and represents GAAP net loss per share adjusted for the add back of the tax effect of approximately $3 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology expenses;

•
Adjusted EBITDA is expected to be ($2.5) to ($3.5) million, and represents GAAP net loss adjusted for the add back of approximately $3 million of stock-based compensation expense, and approximately $2 million of depreciation and amortization expenses, other income and expense, and income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 40 million.

For the fiscal year ending June 30, 2014, Telenav offers the following guidance:

•	Total revenue is expected to be $145 to $153 million;

•	Revenue from strategic growth areas (automotive, mobile advertising and premium mobile navigation services) is expected to be 60 to 65 percent of total revenue;

•	Automotive revenue is expected to be approximately 50 percent of total revenue;

•	Mobile advertising revenue is expected to exceed 10 percent of total revenue;

•	GAAP gross margin is expected to be 57 to 58 percent;

•
Non-GAAP gross margin is expected to be 59 to 60 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $4 million;

•	GAAP operating expenses are expected to be $113 to $120 million;

•	Non-GAAP operating expenses are expected to be $102 to $108 million, and represents GAAP operating expenses adjusted for the add back of $11 to $12 million of stock-based compensation expense;

•	GAAP net loss is expected to be ($14) to ($18) million;

•	GAAP diluted net loss per share is expected to be ($0.35) to ($0.45);

•
Non-GAAP net loss is expected to be ($3) to ($7) million, and represents GAAP net loss adjusted for the add back of the tax effected impact of $11 to $12 million of stock-based compensation expense, and approximately $4 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.08) to ($0.18), and represents GAAP net loss adjusted for the add back of the tax effected impact of $11 to $12 million of stock-based compensation expense, and approximately $4 million of capitalized software and developed technology amortization expenses;

•
Adjusted EBITDA is expected to be ($9) to ($13) million, and represents GAAP net loss adjusted for the add back for the impact of $11 to $12 million in stock-based compensation expense and $7 to $8 million of depreciation and amortization expenses, other income and expense, and income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 40 million.

The Company plans to achieve quarterly breakeven on an adjusted EBITDA basis during fiscal year 2015.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-430-8691 (toll-free, domestic only) or 719-325-2244 (domestic and international toll) and enter passcode 5919209. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com/. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, please dial 888-203-1112 (toll-free domestic only) or 719-457-0820 (international or domestic toll) and enter passcode 5919209.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income (loss) from continuing operations, non-GAAP net income (loss) from continuing operations per share, and adjusted EBITDA from continuing operations included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures: Non-GAAP net income (loss) from continuing operations measures GAAP net income (loss) from continuing operations excluding the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other items such as legal settlements and restructuring costs, net of taxes. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income (loss) from continuing operations, non-GAAP net income (loss) from continuing operations per share, and adjusted EBITDA from continuing operations. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Legal settlements represent settlements from patent litigation cases in which we are defendants and royalty disputes.  Restructuring costs represent recognition of the estimated amount of costs associated with restructuring activities. Our non-GAAP tax rate from continuing operations differs from the GAAP tax rate from continuing operations due to the elimination of any tax effect of the GAAP stock-based compensation expenses, capitalized software and developed technology amortization expenses, legal settlements, restructuring costs, and other items that are being eliminated to arrive at the non-GAAP net income (loss) from continuing operations.

Adjusted EBITDA from continuing operations measures our GAAP net income (loss) excluding the impact of stock-based compensation expense, depreciation, amortization, interest income, other expense, provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs, net of tax. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. This financial metric, while generally a measure of profitability, can also represent a loss, consistent with our guidance for fiscal second quarter and full year 2014.

To reconcile the historical GAAP net income (loss) from continuing operations to non-GAAP net income (loss) from continuing operations and non-GAAP net income (loss) per share from continuing operations, add back the indicated amounts of stock-based compensation expense, capitalized software and developed technology amortization expenses, legal settlements, restructuring costs, and other applicable items, net of tax. To reconcile the historical GAAP net income (loss) from continuing operations to adjusted EBITDA from continuing operations, add back the indicated amounts of stock-based compensation expense, depreciation and amortization expenses, interest income, other expense, provision (benefit) for income taxes, legal settlements, restructuring costs, and other applicable items.

Forward - Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning Telenav’s anticipated or assumed future financial results and shares outstanding, the success of its efforts with its auto manufacturer customers and launch of vehicles containing the results of those collaborations, the continued adoption and success of Scout for iPhone, and the adoption and success of Scout for Cars and the success of its efforts to develop an advertising business. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in Telenav’s quarterly and annual operating results; Telenav’s dependence on Ford and AT&T for a substantial majority of its revenue; changes in the contractual relationships with AT&T and other wireless carriers to whom Telenav provides services, as have occurred in the past; automotive manufacturers, automotive equipment suppliers (“OEMs”), and consumer acceptance of Scout; Telenav’s success in achieving additional design wins from OEMs and automotive manufacturers and the delivery dates of automobiles including Telenav’s products; Telenav’s inexperience in the mobile advertising market; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav’s short history  in the automotive navigation market; continued production of vehicles with and adoption by auto buyers of Telenav’s products offered by Ford and the products offered by other automotive OEMs; the timing of new product releases and vehicle production by our automotive customers; Telenav’s ability to increase revenue from premium services and international markets; successful conversion of freemium users to paid subscribers; Telenav’s ability to successfully integrate and manage the operations and technologies and products of its acquisitions; Telenav’s ability to attract and retain qualified personnel; Telenav’s ability to attract and retain auto manufacturers and automotive OEMs; Telenav’s ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting standards which may have a significant, adverse impact upon Telenav’s financial results; the introduction of new products by competitors or the entry of new competitors into the markets for Telenav’s services and products; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav's mission is to help make people's lives less stressful, more productive, and more fun when they are on the go. Our personalized navigation services help people make faster and smarter daily decisions about where to go, when to leave, how to get there, and what to do when they arrive.

We aim to be everywhere people need us. Our partners are wireless carriers, automobile manufacturers, app developers, advertisers and advertising agencies. Our carrier and automotive partners include AT&T, Bell Mobility, Boost Mobile, Ford, NII Holdings, QNX Software Systems, Rogers, Sprint, Telcel, T-Mobile U.S., U.S. Cellular, and Vivo Brazil. You can also find us in mobile app stores and on the web at www.telenav.com and www.scout.me.

Follow us on Twitter at www.twitter.com/scout or on Facebook at www.facebook.com/scoutbytelenav.

Copyright 2013 Telenav, Inc. All Rights Reserved.
The Telenav, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11384

“Telenav,” “Scout,” the Telenav and Scout logos, ”telenav.com” and “scout.me” are registered and unregistered trademarks and/or service marks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
Media Contact:
Mary Beth Lowell
Telenav, Inc.
425.531.0122
marybethl@telenav.com

Investor Relations:
Cynthia Hiponia and Alice Kousoum
The Blueshirt Group for Telenav, Inc.
408.990.1265
IR@telenav.com
TNAV-F

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2013	June 30, 2013*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$15,874	$25,787
Short-term investments	165,652	165,898
Accounts receivable, net of allowances of $303 and $241, at September 30, 2013 and June 30, 2013, respectively	26,635	28,193
Deferred income taxes	684	867
Restricted cash	8,557	2,668
Prepaid expenses and other current assets	10,707	11,113
Total current assets	228,109	234,526
Property and equipment, net	11,013	11,753
Deferred income taxes, non-current	4,736	3,771
Goodwill and intangible assets, net	18,308	18,805
Other assets	4,416	4,814
Total assets	$266,582	$273,669
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$796	$1,604
Accrued compensation	6,162	8,855
Accrued royalties	6,739	9,833
Other accrued expenses	20,164	16,729
Deferred revenue	3,069	7,025
Income taxes payable	32	95
Total current liabilities	36,962	44,141
Deferred rent, non-current	8,242	8,884
Other long-term liabilities	7,131	6,180
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 38,963 and 39,342 shares issued and outstanding at September 30, 2013, and June 30, 2013, respectively	40	40
Additional paid-in capital	119,205	118,193
Accumulated other comprehensive income	544	373
Retained earnings	94,458	95,858
Total stockholders’ equity	214,247	214,464
Total liabilities and stockholders’ equity	$266,582	$273,669

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2013

Telenav, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012
	(Unaudited)

Revenue:
Product	$19,291	$8,848
Services	25,005	33,674
Total revenue	44,296	42,522
Cost of revenue:
Product	9,309	4,268
Services	6,771	7,425
Total cost of revenue	16,080	11,693
Gross profit	28,216	30,829
Operating expenses:
Research and development	14,818	15,007
Sales and marketing	7,758	7,234
General and administrative	5,973	5,997
Total operating expenses	28,549	28,238
Operating income (loss)	(333)	2,591
Interest income	328	381
Other expense, net	(46)	41
Income (loss) from continuing operations before provision (benefit) for income taxes	(51)	3,013
Provision (benefit) for income taxes	(60)	792
Income from continuing operations, net of tax	9	2,221
Income from discontinued operations, net of tax	—	480
Net income	$9	$2,701

Income from continuing operations, net of tax, per share
Basic	$0.00	$0.05
Diluted	$0.00	$0.05

Income from discontinued operations, net of tax, per share
Basic	$—	$0.01
Diluted	$—	$0.01

Net income per share
Basic	$0.00	$0.07
Diluted	$0.00	$0.06

Weighted average shares used in computing net income per share
Basic	38,811	41,312
Diluted	40,215	42,975

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,
	2013	2012
	(Unaudited)

Operating activities
Net income	$9	$2,701
Adjustments to reconcile net income to net
cash provided by operating activities:
Loss on disposal of property, plant & equipment	66	—
Accretion of net premium on short-term investments	946	1,054
Depreciation and amortization	1,794	1,892
Stock-based compensation expense	2,483	1,420
Excess tax benefit from stock-based compensation	79	(19)
Changes in operating assets and liabilities:
Accounts receivable	1,505	(5,644)
Deferred income taxes	(782)	(57)
Prepaid expenses and other current assets	407	2,887
Restricted cash	(5,889)	—
Other assets	108	(1,319)
Accounts payable	(867)	(929)
Accrued compensation	(2,692)	(1,144)
Accrued royalties	(3,094)	1,310
Accrued expenses and other liabilities	4,646	888
Income taxes payable	16	(1,247)
Deferred rent	(685)	813
Deferred revenue	(3,959)	19,250
Net cash provided by (used in) operating activities	(5,909)	21,856

Investing activities
Purchases of property and equipment	(335)	(542)
Additions to capitalized software	—	(379)
Purchases of short-term investments	(24,596)	(41,887)
Purchases of long-term investments	(100)	(150)
Proceeds from sales and maturities of short-term investments	24,015	32,253
Net cash used in investing activities	(1,016)	(10,705)

Financing activities
Proceeds from exercise of stock options	364	240
Tax withholdings related to net share settlements of restricted stock units	(192)	(23)
Repurchase of common stock	(3,132)	(2,985)
Excess tax benefit from stock-based compensation	(79)	19
Net cash used in financing activities	(3,039)	(2,749)

Effect of exchange rate changes on cash and cash equivalents	51	(7)
Net increase (decrease) in cash and cash equivalents	(9,913)	8,395
Cash and cash equivalents, at beginning of period	25,787	6,920
Cash and cash equivalents, at end of period	$15,874	$15,315

Supplemental disclosure of cash flow information
Income taxes paid, net	$224	$1,798

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of GAAP Net Income from Continuing Operations, Net of Tax, to Non-GAAP Income from Continuing Operations, Net of Tax

	Three Months Ended September 30,
	2013	2012

GAAP net income	$9	$2,701
Income from discontinued operations, net of tax	—	480
Income from continuing operations, net of tax	9	2,221

Adjustments:
Capitalized software and developed technology amortization expenses	900	585
Stock-based compensation:
Cost of revenue	36	37
Research and development	1,009	639
Sales and marketing	697	359
General and administrative	741	385
Total stock-based compensation	2,483	1,420
Tax effect of adding back adjustments	(560)	(243)

Non-GAAP income from continuing operations, net of tax	$2,832	$3,983

Non-GAAP net income from continuing operations, net of tax, per share
Basic	$0.07	$0.10
Diluted	$0.07	$0.09
Weighted average shares used in computing net income per share
Basic	38,811	41,312
Diluted	40,215	42,975

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of GAAP Net Income from Continuing Operations, Net of Tax, to Adjusted EBITDA from Continuing Operations

	Three Months Ended September 30,
	2013	2012

GAAP net income	$9	$2,701
Income from discontinued operations, net of tax	—	480
Income from continuing operations, net of tax	9	2,221

Adjustments:
Stock-based compensation	2,483	1,420
Depreciation and amortization	1,794	1,892
Interest income	(328)	(381)
Other expense, net	46	(41)
Provision (benefit) for income taxes	(60)	792
Adjusted EBITDA from continuing operations	$3,944	$5,903